Exhibit 10.27

KEYBANK NATIONAL ASSOCIATION

CONFIRMATION

To:	TNP SRT SECURED HOLDINGS LLC

1900 MAIN STREET, SUITE 700 IRVINE, CA 92614

Attn:	JAMES WOLFORD
Fax:	J.Wolford@tnpre.com

Duplicate Confirm to:
Client ID:	1000369185~KURIAKUZ

From:	KEYBANK NATIONAL ASSOCIATION
Date:	13-Jun-11
Our Ref:	264155/264155

The purpose of this letter agreement is to set forth the terms and conditions of the Swap Transaction entered into between KEYBANK NATIONAL ASSOCIATION and TNP SRT SECURED HOLDINGS LLC on the Trade Date specified below (the “Swap Transaction”). This letter agreement constitutes a “Confirmation” as referred to in the Swap Agreement specified below.

1. The definitions and provisions contained in the 2000 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the “Definitions”) and amended from time to time, are incorporated into this Confirmation.

If you and we are parties to an ISDA Master Agreement as published by the International Swap Dealers Association, Inc. and the Schedule to such agreement that sets forth the general terms and conditions applicable to Swap Transactions between us (a “Swap Agreement”), this Confirmation supplements, forms a part of, and is subject to, such Swap Agreement. If you and we are not yet parties to a Swap Agreement, this Confirmation will be a complete valid legal binding agreement between us as supplemented by the general terms and conditions set forth in the standard form ISDA Master Agreement copyright 1992 by the International Swap Dealers Association, Inc. (“standard ISDA form”). All provisions contained or incorporated by reference in such Swap Agreement shall govern this Confirmation except as expressly modified below. In the event of any inconsistency between this Confirmation and the Definitions or the Swap Agreement or the standard ISDA form if a Swap Agreement has not been entered into between us, this Confirmation will govern.

This Confirmation will be governed by and construed in accordance with the laws of the State of New York, without reference to choice of law doctrine, provided that this provision will be superseded by any choice of law provision in the Swap Agreement.

2. This Confirmation constitutes a Rate Cap Transaction under the Swap Agreement and the terms of the Rate Cap Transaction to which this Confirmation relates are as follows:

TNP SRT SECURED HOLDINGS LLC

Our Ref: 264155/264155

--------------------

Notional Amount:	$10,000,000.00 USD

Trade Date:	13-Jun-11

Effective Date:	15-Jun-11

Termination Date:	04-Apr-12

Fixed Amounts
Fixed Rate Payer:	TNP SRT SECURED HOLDINGS LLC

Fixed Rate Payer Payment Dates:	15-Jun-11

Fixed Amount:	$6,800.00

Floating Amounts
Floating Rate Payer:	KEYBANK NATIONAL ASSOCIATION

Cap Rate:	7.000 percent per annum

Floating Rate Payer
Payment Dates:

Commencing 20-Jun-11 and monthly thereafter on the 18th calendar day of the month up to and including the Termination Date, subject to adjustment in accordance with Modified Following Business Day Convention.

Floating Rate Option:	USD-LIBOR-BBA
Designated Maturity:	1-Month

Spread:	None

Floating Rate Day Count Fraction:	Act/360

Reset Dates:	The first day of each Floating Rate Payer Calculation Period.

TNP SRT SECURED HOLDINGS LLC

Our Ref: 264155/264155

--------------------

Calculation Agent:	KEYBANK NATIONAL ASSOCIATION

Business days:	London and New York

Other Terms and Conditions:
None

Payment Instructions:

Please pay us at:	KeyBank National Association ABA#041001039 ACCT#155300 Attention: Derivative Operations

Please confirm the foregoing correctly sets forth the terms of our Agreement by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Regards,

KEYBANK NATIONAL ASSOCIATION

/s/ Mary Chudzinski

Name:	Mary Chudzinski
Title:

Accepted and Confirmed as of the Trade Date

TNP SRT SECURED HOLDINGS LLC

/s/ Candace Rice
Name:	Candace Rice
Title:	SVP, CAD